Exhibit 99.1

                    ALMOST FAMILY ANNOUNCES YEAR END RESULTS

LOUISVILLE, Ky., March 22 /PRNewswire-FirstCall/ -- Almost Family, Inc. (Nasdaq:
AFAM) today announced its operating results for the year ended December 31, 2004. In the information that follows "VN" refers to the Company's Visiting Nurse segment, "PC" refers to the Company's Personal Care segment and "ADC" refers to the Company's Adult Day Care segment.

    Results for the Year
    AFAM's operating results for the year include the following highlights:
     - Net Income -- As Reported from continuing operations for the year ended December 31, 2004 was $1,529,897 or $0.60 per diluted share compared to $1,424,724 or $0.56 per diluted share in 2003
     - Net Income -- As Adjusted from continuing operations per diluted share increased by 14% to $0.60 in 2004 from $0.52 in 2003 (See "Non-GAAP Financial Measures" below for an explanation of "Net Income - As Adjusted" from continuing operations)
     - Cash flow from operating activities improved 17% to $6.9 million in 2004 from $5.9 million in 2003
     - Total debt was reduced by $6.8 million or 56% since December 31, 2003 reducing Company's debt to equity ratio to 0.4:1 in 2004 from 1:1 in 2003
     - Revenues in the Company's VN segment grew approximately 10% in 2004 versus 2003 primarily as a result of admissions growth.

Net income from continuing operations for the year ended December 31, 2004 also included operating losses from new VN agencies started late in 2004 of ($111,988) or ($0.04) per diluted share.

The tax provision from continuing operations for 2003 included a credit of $116,000 or $0.05 per diluted share related to the elimination of a valuation allowance on certain state tax net operating loss carry-forwards. As a result the effective tax rate for 2003 was 34.6% as compared to 39.2% in 2004. Management believes that an annual effective tax rate of 39.2% is more representative of the Company's normalized rate for reporting purposes exclusive of the aforementioned tax credits and, as such, the Company has incorporated this normalized tax rate in its presentation of "Net Income - As Adjusted."

Operating business units sold or closed during 2004 have been reclassified to discontinued operations for all periods presented. Net income (loss) from discontinued operations for the year ended December 31, 2004 was a loss of ($338,641) or ($0.13) per diluted share compared to income of $695,473 or $0.27 per diluted share in 2003. Net income from discontinued operations in 2003 included a one-time income tax credit of $854,146 or $0.34 per diluted share resulting from the reversal of income tax reserves no longer required. Excluding that tax credit, net income (loss) from discontinued operations in 2003 was a loss of ($158,673) or ($0.06) per diluted share.

Including discontinued operations and 2003 income tax accounting credits, consolidated net income was $1,191,256 or $0.46 per diluted share in 2004 as compared to $2,120,197 or $0.84 per diluted share in 2003.

Results of operations for the years ended December 31, 2004 and 2003 are set forth in the tables below:

    Almost Family, Inc.
    Year Ended December 31, 2004
    Consolidated

                                         December                          December
                                           2004                              2003
                                          Amount            % Rev           Amount            % Rev
                                      --------------   --------------   --------------   --------------
    Net Revenues
    Home Health Care
      Visiting Nurse                  $   32,227,614             37.1%  $   29,375,519             35.3%
      Personal Care                       33,542,824             38.6%      32,266,965             38.8%
                                          65,770,438             75.7%      61,642,484             74.0%
    Adult Day Care                        21,056,742             24.3%      21,617,259             26.0%
                                      $   86,827,180            100.0%  $   83,259,743            100.0%

    Operating Income
    Home Health Care
      Visiting Nurse                  $    4,671,221             14.5%  $    4,281,189             14.6%
      Personal Care                        3,337,748             10.0%       3,999,847             12.4%
                                           8,008,969             12.2%       8,281,036             13.4%
      Adult Day Care                       1,373,646              6.5%       1,270,365              5.9%
                                           9,382,615             10.8%       9,551,401             11.5%
    Unallocated Corp Expenses              6,376,496              7.3%       6,610,401              7.9%
    EBIT                                   3,006,119              3.5%       2,941,000              3.5%
    Facility gains (losses)                  (43,363)             0.0%        (104,489)            -0.1%
    Interest Expense                         447,038              0.5%         658,867              0.8%
      Pre-tax Income                       2,515,718              2.9%       2,177,644              2.6%
    Income Taxes                             985,821              1.1%         752,920              0.9%
    Net Income -- As Reported
     from continuing operations       $    1,529,897              1.8%  $    1,424,724              1.7%

    Income (loss) from discontinued
     operations, net of tax           $     (338,641)                   $      695,473
      Net Income                      $    1,191,256                    $    2,120,197

    Diluted Earnings Per Share:
      Diluted Shares Outstanding           2,567,468                         2,538,871
        Continuing Operations         $         0.60                    $         0.56
        Discontinued Operations       $        (0.13)                   $         0.27
                                      $         0.46                    $         0.84

    Continuing Operations:
      EBITDA                          $    5,422,219                    $    5,248,397
      Effective Tax Rate                        39.2%                             34.6%
      Diluted EPS                     $         0.60                    $         0.56
      "Net Income -- As Adjusted"     $    1,529,897                    $    1,324,302
      Diluted EPS -- As Adjusted      $         0.60                    $         0.52

    Almost Family, Inc.
    Year Ended December 31, 2004
    Consolidated

                                          Change
                                          Amount              %
                                      --------------   --------------
    Net Revenues
    Home Health Care
      Visiting Nurse                  $    2,852,095              9.7%
      Personal Care                        1,275,859              4.0%
                                           4,127,954              6.7%
    Adult Day Care                          (560,517)            -2.6%
                                      $    3,567,437              4.3%

    Operating Income
    Home Health Care
      Visiting Nurse                  $      390,032              9.1%
      Personal Care                         (662,099)           -16.6%
                                            (272,067)            -3.3%
      Adult Day Care                         103,281              8.1%
                                            (168,786)            -1.8%
    Unallocated Corp Expenses               (233,905)            -3.5%
    EBIT                                      65,119              2.2%
    Facility gains (losses)                   61,126            -58.5%
    Interest Expense                        (211,829)           -32.2%
      Pre-tax Income                         338,074             15.5%
    Income Taxes                             232,901             30.9%
    Net Income -- As Reported
     from Continuing Operations       $      105,173              7.4%

    Income (loss) from discontinued
     operations, net of tax           $   (1,034,114)              NM
      Net Income                      $     (928,941)              NM

    Diluted Earnings Per Share:
      Diluted Shares Outstanding              28,597              1.1%
        Continuing Operations         $         0.03              6.2%
        Discontinued Operations       $        (0.41)              NM
                                      $        (0.37)              NM

    Continuing Operations:
      EBITDA                                 173,822              3.3%
      Effective Tax Rate                         4.6%
      Diluted EPS                     $         0.03              6.2%
      "Net Income -- As Adjusted"            205,595             15.5%
      Diluted EPS -- As Adjusted      $         0.07             14.2%

Continuing operations 2004 EBITDA included $185,023 of operating losses related to VN operations started late in 2004.

William B. Yarmuth, Chairman and CEO commented on the Company's operating results: "We are pleased to report a 15% increase in our pre-tax income from continuing operations, confirming the choices we have made in the pursuit of our strategy. Our free cash flow has enabled us to repay about $7 million or 56% of our outstanding debt. We believe our strong balance sheet position will take us a long way towards our objectives." Yarmuth added: "In addition to our strong earnings and cash flow performance, since our last annual report, we have generated 10% VN revenue growth and completed 2 home health acquisitions. Over the course of the next 2-3 years we will strive to continue our VN revenue growth and will seek additional accretive acquisitions of home health providers."

Results for the Quarter

AFAM's operating results for the three-months ended December 31, 2004 include the following highlights:

     - Net Income -- As Reported from continuing operations for the three-months ended December 31, 2004 was $368,958 or $0.14 per diluted share compared to $337,654 or $0.13 per diluted share in 2003
     - Net Income -- As Adjusted from continuing operations per diluted share increased by 52% or $0.05 to $0.13 in 2004 from $0.08 in 2003 (See Non-GAAP Financial Measures for an explanation of "Net Income - As Adjusted" from continuing operations)

Net income from continuing operations for the three-months ended December 31, 2004 also included operating losses from new VN agencies started late in 2004 of ($104,037) or ($0.04) per diluted share.

The tax provision from continuing operations for the three months ended December 2003 included a credit of $116,000 or $0.05 per diluted share related to the elimination of a valuation allowance on certain state tax net operating loss carry-forwards. As a result the effective tax rate for 2003 was 4.4% as compared to 32.0% in 2004. As explained in the above discussion of results for the year, management believes that an annual effective tax rate of 39.2% is more representative of the Company's normalized rate for reporting purposes exclusive of the aforementioned tax credits and, as such, the Company has incorporated this normalized tax rate in its presentation of "Net Income - As Adjusted."

Net income (loss) from discontinued operations for the three-months ended December 31, 2004 was a loss of ($278,378) or ($0.11) per diluted share compared to income of $771,068 or $0.30 per diluted share in 2003. Net income from discontinued operations in 2003 included a one-time income tax credit of $854,146 or $0.34 per diluted share resulting from the reversal of income tax reserves no longer required. Excluding that tax credit, net income (loss) from discontinued operations in 2003 was a loss of ($83,078) or ($0.03) per diluted share.

Including discontinued operations and 2003 income tax accounting credits, consolidated net income for the three-months ended December was $90,580 or $0.03 per diluted share in 2004 as compared to $1,108,722 or $0.43 per diluted share in 2003.

Results of operations for the three months ended December 31, 2004 and 2003 are set forth in the tables below:

    Almost Family, Inc.
    Quarter Ended December 31, 2004
    Consolidated

                                         December                          December
                                           2004                              2003
                                          Amount            % Rev           Amount           % Rev
                                      --------------   --------------   --------------   --------------
    Net Revenues
    Home Health Care
      Visiting Nurse                  $    8,222,216             37.1%  $    7,512,646             35.7%
      Personal Care                        8,672,972             39.1%       8,228,797             39.1%
                                          16,895,188             76.2%      15,741,443             74.8%
    Adult Day Care                         5,283,608             23.8%       5,309,850             25.2%
                                      $   22,178,796            100.0%  $   21,051,293            100.0%

    Operating Income
    Home Health Care
      Visiting Nurse                  $      987,034             12.0%  $    1,153,915             15.4%
      Personal Care                          907,892             10.5%       1,109,327             13.5%
                                           1,894,926             11.2%       2,263,242             14.4%
      Adult Day Care                         393,538              7.4%         150,916              2.8%
                                           2,288,464             10.3%       2,414,158             11.5%
    Unallocated Corp Expenses              1,632,612              7.4%       1,806,336              8.6%
    EBIT                                     655,852              3.0%         607,822              2.9%
    Facility gains (losses)                  (47,217)            -0.2%          (92,710)           -0.4%
    Interest Expense                          65,851              0.3%         161,982              0.8%
      Pre-tax Income                         542,784              2.4%         353,130              1.7%
    Income Taxes                             173,826              0.8%          15,476              0.1%
    Net Income -- As Reported
     from Continuing Operations       $      368,958              1.7%  $      337,654              1.6%

    Income (loss) from discontinued
     operations, net
      of tax                          $     (278,378)                   $      771,068
      Net Income                      $       90,580                    $    1,108,722

    Diluted Earnings Per Share:
      Diluted Shares Outstanding           2,592,541                         2,565,218
        Continuing Operations         $         0.14                    $         0.13
        Discontinued Operations       $        (0.11)                   $         0.30
                                      $         0.03                    $         0.43

    Continuing Operations:
      EBITDA                          $    1,221,692                    $    1,208,245
      Effective Tax Rate                        32.0%                              4.4%
      Diluted EPS                     $         0.14                    $         0.13
      "Net Income -- As Adjusted"     $      330,086                    $      214,751
      Diluted EPS -- As Adjusted      $         0.13                    $         0.08

    Almost Family, Inc.
    Quarter Ended December 31, 2004
    Consolidated

                                          Change
                                          Amount             %
                                      --------------   --------------
    Net Revenues
    Home Health Care
      Visiting Nurse                  $      709,570              9.4%
      Personal Care                          444,175              5.4%
                                           1,153,745              7.3%
    Adult Day Care                           (26,242)            -0.5%
                                      $    1,127,503              5.4%

    Operating Income
    Home Health Care
      Visiting Nurse                  $     (166,881)           -14.5%
      Personal Care                         (201,435)           -18.2%
                                            (368,316)           -16.3%
      Adult Day Care                         242,622            160.8%
                                            (125,694)            -5.2%
    Unallocated Corp Expenses               (173,724)            -9.6%
    EBIT                                      48,030              7.9%
    Facility gains (losses)                   45,493            -49.1%
    Interest Expense                         (96,131)           -59.3%
      Pre-tax Income                         189,654             53.7%
    Income Taxes                             158,350           1023.2%
    Net Income -- As Reported
     from Continuing Operations       $       31,304              9.3%

    Income (loss) from discontinued
     operations, net
      of tax                          $   (1,049,446)              NM
      Net Income                      $   (1,018,142)              NM

    Diluted Earnings Per Share:
      Diluted Shares Outstanding              27,323              1.1%
        Continuing Operations         $         0.01              8.1%
        Discontinued Operations       $        (0.41)              NM
                                      $        (0.40)              NM

    Continuing Operations:
      EBITDA                                  13,447              1.1%
      Effective Tax Rate                        27.6%
      Diluted EPS                     $         0.01              8.1%
      "Net Income -- As Adjusted"            115,335             53.7%
      Diluted EPS -- As Adjusted      $         0.04             52.1%

Continuing operations 2004 EBITDA included $171,948 of operating losses related to VN operations started late in 2004.

Non-GAAP Financial Measures

The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:

EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and the items excluded from EBITDA are significant components in understanding and assessing financial performance. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements of borrowing availability and certain covenants contained in our credit agreement.

EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financial activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. The following table sets forth a reconciliation of net income to EBITDA:

    Almost Family, Inc.
    Year Ended December 31, 2004
    EBITDA Reconciliation

                                 Quarter Ended December 31,     Year Ended December 31,
                                ---------------------------   ---------------------------
                                    2004           2003           2004           2003
                                ------------   ------------   ------------   ------------
    Net Income from
     continuing operations      $    368,958   $    337,654   $  1,529,897   $  1,424,724

    Add back:
      Interest Expense                65,851        161,982        447,038        658,867
      Income Taxes                   173,826         15,476        985,821        752,920
      Depreciation &
       Amortization                  613,057        693,133      2,459,463      2,411,886

    Earnings Before Interest,
     Income Taxes,
     Depreciation and
     Amortization (EBITDA)
     from continuing
     operations                 $  1,221,692   $  1,208,245   $  5,422,219   $  5,248,397

    "Net Income - As Adjusted" from continuing operations:

Although "Net Income - As Adjusted" is a non-GAAP financial measure, management believes that the presentation of net income as calculated using normalized tax rates for each period is a useful adjunct to "Net Income - As Reported" under GAAP because it measures the Company's performance in a consistent manner between the results for the fourth quarters and fiscal years 2004 and 2003. Furthermore, due to the lower effective tax rates reflected in the reported results for the fourth quarter and fiscal year of 2003, the presentation of "Net Income - As Adjusted" incorporates an effective tax rate which is more representative of the Company's normalized annual tax rate for reporting purposes. Investors should not view "Net Income - As Adjusted" as an alternative to the GAAP measure of Net Income.

The tax provision from continuing operations for the year and quarter ended December 31, 2003 included a credit of $116,000 or $0.05 per diluted share related to the elimination of a valuation allowance on certain state tax net operating loss carry-forwards. As a result, the effective tax rate for the year ended 2003 was 34.6% as compared to 39.2% in 2004, and for the quarter ended December 31, 2003 was 4.4% as compared to 32% for the quarter ended December 31, 2004. As explained in the above discussion of results for the year, management believes that an annual effective tax rate of 39.2% is more representative of the Company's normalized rate for reporting purposes exclusive of the aforementioned tax credits and, as such, the Company has incorporated this normalized tax rate in its presentation of "Net Income - As Adjusted."

The Company's 2003 Form 10-K includes a description of its business plan which calls for an increase in emphasis on the Visiting Nurse segment.

Almost Family, Inc.(TM) and subsidiaries (collectively "Almost Family") is a leading regional provider of home health nursing services and adult day health services. The Company has service locations in Florida, Kentucky, Ohio, Maryland, Connecticut, Massachusetts, Alabama and Indiana (in order of revenue significance).

All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, the Company's ability to generate VN revenue growth, the Company's ability to acquire visiting nurse agencies at prices it is willing to pay, the Company's ability to attract investment of additional capital, the Company's ability to generate positive cash flows, and the Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include: the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry, and the Company's self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2003, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.

SOURCE  Almost Family, Inc.
    -0-                             03/22/2005
    /CONTACT: William Yarmuth, or Steve Guenthner of Almost Family, Inc., +1-502-891-1000/
    /Company News On-Call: http://www.prnewswire.com/comp/784275.html / /Web site: http://www.almost-family.com /